Exhibit 99.1

JOINT FILERS

Names of Joint Filers:
Canaan Equity II L.P.
Canaan Equity II L.P. (QP)
Canaan Equity II Entrepreneurs LLC
John V. Balen
James C. Furnivall
Stephen L. Green
Deepak Kamra
Gregory Kopchinsky
Guy M. Russo
Eric A. Young
Charmers Landing LLC
Stonehenge LLC
Waubeeka LLC

Address:
c/o Canaan Partners
105 Rowayton Ave.
Rowayton, CT 06853

Designated Filer: Canaan Equity Partners II LLC
Issuer and Ticker Symbol: DexCom, Incorporated (DXCM)
Date of Event Requiring Statement: April 19, 2005

CANAAN EQUITY II L.P.
By: Canaan Equity Partners II LLC

By:/s/ John D. Lambrech
Name: John D. Lambrech
Title: Member / Manager

CANAAN EQUITY II L.P. (QP)
By: Canaan Equity Partners II LLC

By:/s/ John D. Lambrech
Name: John D. Lambrech
Title: Member / Manager

CANAAN EQUITY II ENTREPRENEURS LLC
By: Canaan Equity Partners II LLC

By:/s/ John D. Lambrech
Name: John D. Lambrech
Title: Member / Manager

John V. Balen
By:/s/John D. Lambrech
Name: John D. Lambrech as Attorney in Fact

James C. Furnivall
By:/s/ John D. Lambrech
Name: John D. Lambrech as Attorney in Fact

Stephen L. Green
By:/s/ John D. Lambrech
Name: John D. Lambrech as Attorney in Fact

Deepak Kamra
By:/s/ John D. Lambrech
Name: John D. Lambrech as Attorney in Fact

Gregory Kopchinsky
By:/s/ John D. Lambrech
Name: John D. Lambrech as Attorney in Fact

Guy M. Russo
By:/s/ John D. Lambrech
Name: John D. Lambrech as Attorney in Fact

Eric A. Young
By:/s/ John D. Lambrech as Attorney in Fact
Name: John D. Lambrech as Attorney in Fact

Charmers Landing LLC
By:/s/ John D. Lambrech
Name: John D. Lambrech as Attorney in Fact

Stonehenge LLC
By:/s/ John D. Lambrech
Name: John D. Lambrech as Attorney in Fact

Waubeeka LLC
By:/s/ John D. Lambrech
Name: John D. Lambrech as Attorney in Fact


5